FB Financial Corporation Reports Second Quarter 2024 Financial Results
Reports Q2 Diluted EPS of $0.85, Adjusted Diluted EPS* of $0.84
NASHVILLE, TENNESSEE—July 15, 2024-- FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $40.0 million, or $0.85 per diluted common share, for the second quarter of 2024, compared to $0.59 in the previous quarter and $0.75 in the second quarter of last year. Adjusted net income* was $39.4 million, or $0.84 per diluted common share, compared to $0.85 in the previous quarter and $0.77 in the second quarter of last year.
The Company ended the second quarter with loans held for investment (“HFI”) of $9.31 billion compared to $9.29 billion at the end of the previous quarter and $9.33 billion at the end of the second quarter of last year. Deposits were $10.47 billion as of June 30, 2024, compared to $10.50 billion as of March 31, 2024, and $10.87 billion as of June 30, 2023. Net interest margin (“NIM”) was 3.57% for the second quarter of 2024, compared to 3.42% in the prior quarter and 3.40% in the second quarter of 2023. The Company ended the quarter with book value per common share of $32.17 and tangible book value per common share* of $26.82, which represents a 9.36% annualized increase from the previous quarter.
President and Chief Executive Officer, Christopher T. Holmes stated, “Our results for the quarter reflect the Company's recurring themes of a fortress balance sheet and increasing profitability. Our capital and loan loss reserves are very strong and we intentionally maintain low leverage positions, giving us capacity for growth opportunities. The strength of the balance sheet also allows us to continue driving better profitability with our NIM increasing 15 basis points during the quarter and adjusted pre-tax, pre-provision return on average assets* improving to 1.70% for the quarter.”

				Annualized
(dollars in thousands, except share data)	Jun 2024	Mar 2024	Jun 2023	Jun 24 / March 24 % Change	Jun 24 / Jun 23 % Change
Balance Sheet Highlights
Investment securities, at fair value	$1,482,379	$1,464,682	$1,422,391	4.86%	4.22%
Loans held for sale	106,875	82,704	99,131	117.5%	7.81%
Loans HFI	9,309,553	9,288,909	9,326,024	0.89%	(0.18)%
Allowance for credit losses on loans HFI	155,055	151,667	140,664	8.98%	10.2%
Total assets	12,535,169	12,548,320	12,887,395	(0.42)%	(2.73)%
Interest-bearing deposits (non-brokered)	8,130,704	8,191,962	8,233,082	(3.01)%	(1.24)%
Brokered deposits	150,113	130,845	238,885	59.2%	(37.2)%
Noninterest-bearing deposits	2,187,185	2,182,121	2,400,288	0.93%	(8.88)%
Total deposits	10,468,002	10,504,928	10,872,255	(1.41)%	(3.72)%
Borrowings	360,944	360,821	390,354	0.14%	(7.53)%
Allowance for credit losses on unfunded commitments	5,984	7,700	14,810	(89.6)%	(59.6)%
Total common shareholders' equity	1,500,502	1,479,526	1,386,951	5.70%	8.19%
Book value per common share	$32.17	$31.55	$29.64	7.90%	8.54%
Tangible book value per common share*	$26.82	$26.21	$24.23	9.36%	10.7%
Total common shareholders' equity to total assets	12.0%	11.8%	10.8%
Tangible common equity to tangible assets*	10.2%	9.99%	8.98%
*Non-GAAP financial measure; A reconciliation of non-GAAP measures to the most directly comparable GAAP measure is included in the Company's Second Quarter 2024 Financial Supplement.
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FB Financial Corporation
Second Quarter 2024 Results

	Three Months Ended
(dollars in thousands, except share data)	Jun 2024	Mar 2024	Jun 2023
Statement of Income Highlights
Net interest income	$102,615	$99,490	$101,543
NIM	3.57%	3.42%	3.40%
Noninterest income	$25,608	$7,962	$23,813
Loss from securities, net	$—	$(16,213)	$(28)
Cash life insurance benefit	$2,057	$—	$—
Total revenue	$128,223	$107,452	$125,356
Noninterest expense	$75,093	$72,420	$81,292
Severance costs	$1,015	$—	$1,426
FDIC special assessment	$—	$500	$—
Efficiency ratio	58.6%	67.4%	64.8%
Core efficiency ratio*	58.3%	58.1%	63.5%
Pre-tax, pre-provision net revenue	$53,130	$35,032	$44,064
Adjusted pre-tax, pre-provision net revenue*	$52,369	$51,180	$44,992
Provisions for (reversals of) credit losses	$2,224	$782	$(1,078)
Net charge-offs ratio	0.02%	0.02%	0.03%
Net income applicable to FB Financial Corporation	$39,979	$27,950	$35,299
Diluted earnings per common share	$0.85	$0.59	$0.75
Effective tax rate	21.4%	18.4%	21.8%
Adjusted net income*	$39,424	$39,890	$35,993
Adjusted diluted earnings per common share*	$0.84	$0.85	$0.77
Weighted average number of shares outstanding - fully diluted	46,845,143	46,998,873	46,814,854
Returns on average:
Return on average total assets (“ROAA”)	1.30%	0.89%	1.10%
Adjusted*	1.28%	1.27%	1.13%
Return on average shareholders' equity	10.9%	7.70%	10.3%
Return on average tangible common equity (“ROATCE”)*	13.1%	9.29%	12.6%
Adjusted*	13.1%	13.5%	13.1%
*Non-GAAP financial measure; A reconciliation of non-GAAP measures to the most directly comparable GAAP measure is included in the Company's Second Quarter 2024 Financial Supplement.
Balance Sheet and Net Interest Margin
The Company reported loans HFI of $9.31 billion at the end of the second quarter of 2024, compared to $9.29 billion at the end of the prior quarter. Net growth in loans HFI included a decline in construction loans of $68.8 million, a decline of $18.0 million in multifamily loans, and an increase in owner and non-owner occupied commercial real estate loans of $82.3 million.
The Company reported total deposits of $10.47 billion at the end of the second quarter compared to $10.50 billion at the end of the first quarter. The decrease in deposits was driven by three large depositor relationship customers shifting deposits away from the bank for higher yields; however, each of the customers still maintain a relationship with the Company. Total cost of deposits was relatively stable at 2.77% during the second quarter compared to 2.76% in the first quarter of 2024. Noninterest-bearing deposits were $2.19 billion at the end of the quarter compared to $2.18 billion at the end of the first quarter of 2024.
The Company’s net interest income on a tax equivalent basis increased in the second quarter of 2024 to $103.3 million from $100.2 million in the prior quarter. NIM increased to 3.57% for the second quarter of 2024 from 3.42% for the previous quarter. NIM was impacted by the recent investment portfolio restructuring and active management of deposit costs, while loans HFI continued to reprice higher. The cost of interest-bearing deposits increased to 3.52% from 3.49% in the previous quarter and the contractual yield on loans HFI increased to 6.60% from 6.55% from the first quarter of 2024.
Holmes continued, “During the quarter, our net interest margin expanded as deposit pricing stabilized, noninterest-bearing balances were flat, loan yields adjusted upward and investment securities yields increased from our recent portfolio restructuring. The Company’s loan portfolio is well diversified with appropriately managed concentration limits, allowing our relationship managers to focus on growth. Additionally, we are actively enhancing the granularity of our deposits, which contributes to the long-term strength of our franchise.”
Noninterest Income
Core noninterest income* was $23.8 million for the second quarter of 2024, compared to $23.6 million and $23.3 million for the prior quarter and second quarter of 2023, respectively. These amounts reflect adjustments of a $2.1 million cash life insurance benefit and a $0.3 million loss on sales or write-downs of other real estate owned and other assets in the second quarter of 2024,
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FB Financial Corporation
Second Quarter 2024 Results

compared to a $16.2 million loss from sale of securities and $0.6 million gain on sale of other real estate owned and other assets in the previous quarter.
Mortgage banking income declined slightly to $11.9 million in the second quarter of 2024, compared to $12.6 million in the prior quarter and $12.2 million in the second quarter of 2023.
Noninterest Expense
Core noninterest expense* during the second quarter of 2024 was $74.1 million compared to $71.9 million for the prior quarter and $79.9 million for the second quarter of 2023. During the second quarter of 2024, the Company’s core efficiency ratio*1 was 58.3%, compared to 58.1% in the previous quarter and 63.5% in the second quarter of 2023. Core banking noninterest expense* was $61.3 million for the quarter, compared to $59.8 million in the prior quarter and $65.2 million in the second quarter of 2023.
Credit Quality
In the second quarter, the Company recorded a provision expense of $3.9 million related to loans HFI and a provision reversal of $1.7 million related to unfunded loan commitments, resulting in a net provision expense of $2.2 million. The Company ended the quarter with $516.8 million in unfunded commitments for construction and land development loans, a decline of $73.8 million from the first quarter of 2024 and $626.2 million from the second quarter of 2023. The Company had an allowance for credit losses on loans HFI as of the end of the second quarter of 2024 of $155.1 million, representing 1.67% of loans HFI compared to $151.7 million, or 1.63% of loans HFI as of March 31, 2024.
The Company experienced net charge-offs of $0.6 million in the second quarter of 2024, representing annualized net charge-offs of 0.02% of average loans HFI, which compares to annualized net charge-offs of 0.02% in the prior quarter and annualized net charge-offs of 0.03% in the second quarter of 2023.
The Company’s nonperforming loans HFI as a percentage of total loans HFI increased to 0.79% as of the end of the second quarter of 2024, compared to 0.73% at the previous quarter-end and 0.47% at the end of the second quarter of 2023. Nonperforming assets as a percentage of total assets increased to 0.81% as of the end of the second quarter of 2024, compared to 0.75% at the end of the prior quarter and 0.59% as of the end of the second quarter of 2023.
Holmes commented, “Credit quality remains a point of emphasis at this stage of the economic cycle. The Company increased its allowance for credit losses during the quarter to address an individually evaluated credit and continues to have a cautiously optimistic outlook on the economy. Annualized net charge-offs were 2 basis points which is in line with our recent historical performance.”
Capital
The Company continued its capital build in the second quarter, resulting in a total risk-based capital ratio of 15.1%, common equity tier 1 ratio of 12.7% and tangible common equity to tangible assets ratio* of 10.2%. The Company repurchased 353,286 shares during the quarter.
Holmes continued, “The Company's capital strength allows us deployment options as we look forward, including organic growth, acquisitions, balance sheet restructuring and share repurchases.”
Summary
Holmes finalized, “During the first half of 2024, we have been able to improve results in key metrics including net income, net interest margin and return on assets, while building capital and reserves. These actions have positioned the Company to continue creating shareholder value in both the coming quarters and longer term.”
WEBCAST AND CONFERENCE CALL INFORMATION
FB Financial Corporation will host a conference call to discuss the Company's financial results on July 16, 2024, at 8:00 a.m. (Central Time). To listen to the call, participants should dial 1-877-883-0383 (confirmation code 0276461) approximately 10 minutes prior to the call. A telephonic replay will be available approximately two hours after the call through July 23, 2024, by dialing 1-877-344-7529 and entering confirmation code 8320665.
A live online broadcast of the Company’s quarterly conference call will be available online at https://event.choruscall.com/mediaframe/webcast.html?webcastid=jkMY8gAC. An online replay will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 12 months.

*Non-GAAP financial measure;1A reconciliation of non-GAAP measures to the most directly comparable GAAP measure is included in the Company's Second Quarter 2024 Financial Supplement.
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FB Financial Corporation
Second Quarter 2024 Results

ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a financial holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank with 77 full-service bank branches across Tennessee, Kentucky, Alabama and North Georgia, and mortgage offices across the Southeast. FB Financial Corporation has approximately $12.54 billion in total assets.

MEDIA CONTACT:	FINANCIAL CONTACT:

Dustin Haupt	Michael Mettee
615-370-6737	615-564-1212
dustin.haupt@firstbankonline.com	mmettee@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com
SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION
Investors are encouraged to review this Earnings Release in conjunction with the Second Quarter 2024 Financial Supplement and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Second Quarter 2024 Financial Supplement and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on July 15, 2024.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this Earnings Release that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s future plans, results, strategies, and expectations, including expectations around changing economic markets. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management's current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, and projections will be achieved. Accordingly, the Company cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or global supply chain, supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which the Company operates and/or the US economy generally, (2) changes in government interest rate policies and its impact on the Company’s business, net interest margin, and mortgage operations, (3) any continuation of the recent turmoil in the banking industry, including the associated impact to the Company and other financial institutions of any regulatory changes or other mitigation efforts taken by government agencies in response, (4) increased competition for deposits, (5) the Company’s ability to effectively manage problem credits, (6) any deterioration in commercial real estate market fundamentals, (7) the Company’s ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions, (8) the Company’s ability to successfully execute its various business strategies, (9) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including legislative developments, (10) the effectiveness of the Company’s cybersecurity controls and procedures to prevent and mitigate attempted intrusions, (11) the Company's dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security, and (12) the impact of natural disasters, pandemics, and/or acts of war or terrorism, (13) events giving rise to international or regional political instability, including the broader impacts of such events on financial markets and/or global macroeconomic environments, and (14) general competitive, economic, political, and market conditions. Further information regarding the Company and factors which could affect the forward-looking statements contained herein can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in any of the Company’s subsequent filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this Earnings Release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or
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FB Financial Corporation
Second Quarter 2024 Results

otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company.
The Company qualifies all forward-looking statements by these cautionary statements.
GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures may include, without limitation, adjusted net income, adjusted diluted earnings per common share, adjusted pre-tax pre-provision net revenue, consolidated core revenue, consolidated core and segment noninterest expense and consolidated core noninterest income, consolidated core efficiency ratio (tax-equivalent basis), and adjusted return on average assets and equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted (or core) measures. Also, the Company presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.
The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures.
A reconciliation of these measures to the most directly comparable GAAP financial measures is included in the Company's Second Quarter 2024 Financial Supplement, which is available at https://investors.firstbankonline.com.
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FB Financial Corporation
Second Quarter 2024 Results

Financial Summary and Key Metrics
(Unaudited)
(dollars in thousands, except share data)

	As of or for the Three Months Ended
	Jun 2024	Mar 2024	Jun 2023
Selected Balance Sheet Data
Cash and cash equivalents	$800,902	$870,730	$1,160,354
Investment securities, at fair value	1,482,379	1,464,682	1,422,391
Loans held for sale	106,875	82,704	99,131
Loans HFI	9,309,553	9,288,909	9,326,024
Allowance for credit losses on loans HFI	(155,055)	(151,667)	(140,664)
Total assets	12,535,169	12,548,320	12,887,395
Interest bearing deposits (non-brokered)	8,130,704	8,191,962	8,233,082
Brokered deposits	150,113	130,845	238,885
Non-interest bearing deposits	2,187,185	2,182,121	2,400,288
Total deposits	10,468,002	10,504,928	10,872,255
Borrowings	360,944	360,821	390,354
Allowance for credit losses on unfunded commitments	(5,984)	(7,700)	(14,810)
Total common shareholders' equity	1,500,502	1,479,526	1,386,951
Selected Statement of Income Data
Total interest income	$177,413	$176,128	$170,183
Total interest expense	74,798	76,638	68,640
Net interest income	102,615	99,490	101,543
Total noninterest income	25,608	7,962	23,813
Total noninterest expense	75,093	72,420	81,292
Earnings before income taxes and provisions for credit losses	53,130	35,032	44,064
Provisions for (reversals of) credit losses	2,224	782	(1,078)
Income tax expense	10,919	6,300	9,835
Net income applicable to noncontrolling interest	8	—	8
Net income applicable to FB Financial Corporation	$39,979	$27,950	$35,299
Net interest income (tax-equivalent basis)	$103,254	$100,199	$102,383
Adjusted net income*	$39,424	$39,890	$35,993
Adjusted pre-tax, pre-provision net revenue*	$52,369	$51,180	$44,992
Per Common Share
Diluted net income	$0.85	$0.59	$0.75
Adjusted diluted net income*	0.84	0.85	0.77
Book value	32.17	31.55	29.64
Tangible book value*	26.82	26.21	24.23
Weighted average number of shares outstanding - fully diluted	46,845,143	46,998,873	46,814,854
Period-end number of shares	46,642,958	46,897,378	46,798,751
Selected Ratios
Return on average:
Assets	1.30%	0.89%	1.10%
Shareholders' equity	10.9%	7.70%	10.3%
Tangible common equity*	13.1%	9.29%	12.6%
Efficiency ratio	58.6%	67.4%	64.8%
Core efficiency ratio (tax-equivalent basis)*	58.3%	58.1%	63.5%
Loans HFI to deposit ratio	88.9%	88.4%	85.8%
Noninterest-bearing deposits to total deposits	20.9%	20.8%	22.1%
Net interest margin (tax-equivalent basis)	3.57%	3.42%	3.40%
Yield on interest-earning assets	6.16%	6.03%	5.67%
Cost of interest-bearing liabilities	3.56%	3.56%	3.14%
Cost of total deposits	2.77%	2.76%	2.38%
Credit Quality Ratios
Allowance for credit losses on loans HFI as a percentage of loans HFI	1.67%	1.63%	1.51%
Annualized net charge-offs as a percentage of average loans HFI	0.02%	0.02%	0.03%
Nonperforming loans HFI as a percentage of loans HFI	0.79%	0.73%	0.47%
Nonperforming assets as a percentage of total assets	0.81%	0.75%	0.59%
Preliminary Capital Ratios (consolidated)
Total common shareholders' equity to assets	12.0%	11.8%	10.8%
Tangible common equity to tangible assets*	10.2%	9.99%	8.98%
Tier 1 leverage	11.7%	11.3%	10.7%
Tier 1 risk-based capital	13.0%	12.8%	11.9%
Total risk-based capital	15.1%	15.0%	13.9%
Common equity Tier 1	12.7%	12.6%	11.7%
*Non-GAAP financial measure; A reconciliation of non-GAAP measures to the most directly comparable GAAP measure is included in the Company's Second Quarter 2024 Financial Supplement.
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